FEDERAL IDENTIFICATION
                                                         NO. 04-2449994

                        The Commonwealth of Massachusetts

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


We,      Raymond C. Marier, Vice President,
and      Leo C. Farrenkopf, Jr., Clerk,
of       MetPath New England Inc.,


located at 3 Sterling Drive, Wallingford, CT  06492,

certify that these Articles of Amendment affecting articles numbered:

article 1

of the Articles of Organization were duly adopted by unanimous written consent on __________, 1996, by vote of:

1,001  shares of COMMON   of 1,001 shares outstanding,


       shares of          of       shares outstanding,

       shares of          of       shares outstanding,


1*being at least a majority of each type, class or series outstanding and entitled to vote thereon:/or 2*being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby: ___________________ 1 For amendments adopted pursuant to Chapter 156B, Section 70. * Delete the inapplicable clause. 2 For amendments adopted pursuant to Chapter 156B, Section 71.

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To change the number of shares and the par value (if any) of any type,  class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


            WITHOUT PAR VALUE STOCKS             WITH PAR VALUE STOCKS

                   NUMBER OF                          NUMBER OF
       TYPE         SHARES              TYPE           SHARES        PAR VALUE

Common:                                 Common:



Preferred:                              Preferred:





Change the total authorized to:


            WITHOUT PAR VALUE STOCKS             WITH PAR VALUE STOCKS

                   NUMBER OF                          NUMBER OF
       TYPE         SHARES              TYPE           SHARES        PAR VALUE

Common:                                 Common:



Preferred:                              Preferred:



Article 1 of the Articles of Organization is hereby amended to read as follows:
"The name of the corporation is Damon Clinical Laboratories, Inc."

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:  September 13, 1996

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

SIGNED UNDER THE PENALTIES OF PERJURY, this 30th day of August, 1996,

/s/ Raymond C. Marier,      Vice President,
--------------------------
Raymond C. Marier

/s/ Leo C. Farrenkopf, Jr., Clerk.
--------------------------
Leo C. Farrenkopf, Jr.

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

                                        FEDERAL IDENTIFICATION NO. 06-0873707

                                        FEDERAL IDENTIFICATION NO. 04-2449994


                        The Commonwealth of Massachusetts

                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State
                               ONE ASHBURTON PLACE
                               BOSTON, MASS. 02108


                               ARTICLES OF MERGER
               Pursuant to General Laws, Chapter 156B, Section 79


              The fee for filing this certificate is prescribed by
                  General Laws, Chapter 156B, Section 114. Make
                      checks payable to the Commonwealth of
                                 Massachusetts.


                                     * * * *

MERGER OF                                    MetPath New England Inc.,

                                                 a Delaware corporation

                                                             and

                                             Damon Clinical Laboratories, Inc.

                                               a Massachusetts corporation
                                                   the constituent corporations

                                         into

                                              Damon Clinical Laboratories, Inc.

one of the constituent corporations organized under the laws of Massachusetts as specified in the agreement referred to in Paragraph 1 below.

     The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

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

     1. An agreement of merger has been duly adopted in compliance with the requirements of subsections (b) and (c) of General Laws, Chapter 156B, Section 79, and will be kept as provided by subsection (c) thereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

     2. The effective date of the merger determined pursuant to the agreement referred to in paragraph shall be 11:59 p.m. on December 31, 1993.

     3. (For a merger)

     The following amendments to the articles of organization of the SURVIVING corporation have been affected pursuant to the agreement of merger referred to in paragraph 1: At such time as the merger is effective, Article 1 of the Articles of Organization of the surviving corporation shall be amended to read as follows: "The name of this corporation is MetPath New England Inc."

     (a) The purposes of the RESULTING corporation are as follows:

     (b) The total number of shares and the par value, if any, of each class of stock which the resulting corporation authorized is as follows:


 CLASS OF STOCK    WITHOUT PAR VALUE             WITH PAR VALUE

                                                           PAR
                    NUMBER OF SHARES    NUMBER OF SHARES   VALUE         AMOUNT

   Preferred                                                        $



   Common


     (c) If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

                  NONE

     (d) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, for restrictions upon the transfer of shares of stock of any class, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or any class of stockholders:

                  NONE


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     4. The following information shall not for any purpose be treated as a permanent part of the articles of organization of the surviving corporation:

     (a) The post office address of the initial principal office of the surviving corporation in Massachusetts is:

     82 Wilson Way, Westwood, Massachusetts 02070

     (b) The name, residence and post office address of each of the initial directors and President, Treasurer and Clerk of the surviving corporation is as follows:

                 Name                Residence       Post Office Address

President     Raymond E. Vermette                82 Wilson Way, Westwood,
                                                 Massachusetts  02070
Treasurer     Beno R. Kon                        82 Wilson Way, Westwood,
                                                 Massachusetts  02070
Clerk         Bruce G. Goodman                   82 Wilson Way, Westwood,
                                                 Massachusetts  02070
Directors     Jeffrey S. Hurwitz                 One Malcolm Ave., Teterboro NJ
                                                 07608
              James D. Chambers                  One Malcolm Ave., Teterboro NJ
                                                 07608
              Bruce G. Goodman                   82 Wilson Way, Westwood,
                                                 Massachusetts  02070


     (c) The date initially adopted on which the fiscal year of the surviving corporation ends is:

         December 31

     (d) The date initially fixed in the by-laws for the Annual Meeting of stockholders of the surviving corporation is:

         Third Tuesday of Each December

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


                        THE COMMONWEALTH OF MASSACHUSETTS

                        ARTICLES OF CONSOLIDATION/MERGER
                    (General Laws, Chapter 156B, Section 79)


     I hereby approve the within articles of consolidation/merger and, the filing fee in the amount of $250.00 having been paid, said articles are deemed to have been filed with me this 28th day of December, 1993.



Effective Date:  December 31, 1993


                                             /s/ Michael Joseph Connolly
                                             ---------------------------
                                                 MICHAEL JOSEPH CONNOLLY
                                                    Secretary of State










                          TO BE FILLED IN BY CORPORATION
                    Photo Copy of Articles of Merger to be sent

                    TO:

                            C T Corporation System
                            2 Oliver Street
                            Boston, Mass.  02109

                    Telephone      617-482-4420


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